SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of Report: (Date of earliest event reported):
                      December 6, 2004 (November 30, 2004)


                           Blue Dolphin Energy Company
             (Exact name of registrant as specified in its charter)



        Delaware                       0-15905                   73-1268729
(State of Incorporation)       (Commission file Number)        (IRS Employer
                                                             Identification No.)

                             801 Travis, Suite 2100
                              Houston, Texas 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         On December 2, 2004, Blue Dolphin Energy Company issued a press release announcing that it had closed the sale of 1.55 million warrants (the "Warrants") pursuant to the terms of the Note and Warrant Purchase Agreement (the "Purchase Agreement") entered into on September 8, 2004 with certain accredited investors and directors of the Company for the purchase and sale of promissory notes in an aggregate principal amount of $750,000 and an aggregate of 2.8 million warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $0.003 per Warrant. The sale of the Promissory Notes and the first tranche of 1.25 million Warrants closed on September 8, 2004, and the sale and issuance of the second tranche of 1.55 million Warrants, approved at a special meeting of stockholders held on November 11, 2004, occurred on November 30, 2004. The Company expects to use the proceeds from the sale of these Warrants for working capital and general corporate purposes.

         The sale of securities pursuant to the Purchase Agreement was made in reliance on the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and
Rule 506 of Regulation D. The securities were sold without any general solicitation by the Company or its representatives, and each investor represented to the Company that it is an "accredited investor" under the Act. Pursuant to the terms of the Purchase Agreement, the Company has also agreed to file a registration statement with the Securities and Exchange Commission ("SEC") to register the resale of shares of Common Stock issuable upon exercise of the Warrants.

         The Warrants are immediately exercisable, have an exercise price of $0.25 per share and will expire five years after their date of issuance. The Warrants contain standard antidilution provisions, as well as provisions that will result in adjustments to the exercise price of the Warrants if the Company issues shares of Common Stock at a price below $0.25, subject to certain exceptions.

         Pursuant to the terms of the Purchase Agreement, Laurence N. Benz, F. Gardner Parker and Michael S. Chadwick purchased 41,667, 341,665 and 20,834 Warrants in the second tranche, respectively. Messrs. Benz, Chadwick and Parker are all directors of the Company. In addition to serving on the Company's board of directors, Mr. Chadwick is also a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. ("SMH"), a financial services holding company headquartered in Houston, Texas. The Company paid SMH a $25,000 fee in connection with this transaction and has agreed to retain SMH as the Company's financial advisor for future strategic acquisitions and other related services. The Company also entered into a consulting agreement with Mr. Parker.

         The above description of the terms of the Warrants is only a summary. A copy of the form of Warrant, the Purchase Agreement and the press release are being filed as exhibits to this report and are incorporated herein by reference.


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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits

                           4.1      Form of Warrant

                           10.1 Note and Warrant Purchase Agreement between Blue Dolphin Energy Company and Certain Investors, Dated September 8, 2004

                           99.1     Press Release dated December 2, 2004

SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   December 6, 2004.

                                                     BLUE DOLPHIN ENERGY COMPANY

                                                      /s/ G. Brian Lloyd
                                                     ---------------------------
                                                     BY:  G. Brian Lloyd
                                                     Vice President, Treasurer

                                INDEX TO EXHIBITS


Exhibit           Description of Exhibit
-------           ----------------------

                  *4.1     Form of Warrant

                  *10.1 Note and Warrant Purchase Agreement between Blue Dolphin Energy Company and Certain Investors, dated September 8, 2004

                  **99.1   Press Release dated December 2, 2004


------------
*Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2004.

**Filed herewith.